Exhibit 10.4

GROUP 1

SUPERIOR MODULAR PRODUCTS INCORPORATED

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is made and entered into as of May 30, 2008 by and between Superior Modular Products Incorporated d/b/a SMP Data Communications (the “Company”), and the undersigned employee (“Employee”).

Pursuant to an Agreement and Plan of Merger, the Company will become a wholly owned subsidiary of Optical Cable Corporation (“OCC”). At closing, OCC and the Company will enter into a Management Agreement (“Management Agreement”) pursuant to which the Company and its employees will perform services for OCC and assist OCC with its business operations, which currently consist of the manufacture and sale of a broad range of fiber optic and other cables for high bandwidth transmission of data, video and audio communications, and pursuant to which OCC and its employees will perform services for the Company and assist the Company with its business operations.

As a condition of Employee’s continued employment by the Company, and in consideration of the promises and covenants contained herein and other good and valuable consideration, including the following additional benefits set forth in Sections 1, 3, 8, 11(c) and 12 below that the Company provided to Employee contemporaneous with the execution of this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Payment Upon Execution. Contemporaneously with the execution of this Agreement, the Company will pay Employee an amount equal to two (2) weeks of Employee’s current base salary, subject to required tax and other withholdings.

2. Employment. Employee shall be employed as President of the Company, shall report directly to the CEO of SMP and OCC, and shall discharge such duties and responsibilities as may be assigned him or her by the CEO of SMP and OCC from time to time.

3. Initial Term. Subject to the terms and conditions set forth herein, the Company agrees to continue to employ Employee, and Employee agrees to accept such continued employment, for a minimum period of eighteen (18) months from the date of this Agreement with compensation at a rate no less than the base salary currently paid to Employee by the Company (the “Initial Term”). During the Initial Term of this Agreement, Employee shall not be required without his consent to relocate his primary location for performance of his duties for the Company. Employee agrees to travel to and between such other locations as shall be reasonably necessary in the performance of his duties for the Company. After the expiration of the Initial Term of the Agreement, Employee understands and agrees that his or her employment is at-will and the employment relationship may be terminated as set forth in Section 12 below.

4. Company Business and Information. The Company is, among other things, in the business of developing, designing, manufacturing and selling copper and fiber connectivity components and other high-speed interconnection devices for voice, data and video applications, and is engaged in other activities incidental or complementary thereto. Pursuant to the Management Agreement, the Company also will perform services for OCC and assist OCC with its business operations, which currently consist of the manufacture and sale of a broad range of fiber optic and other cables for high bandwidth transmission of data, video and audio communications. The Company’s and OCC’s information concerning existing and prospective customers, their manners of operation, and their plans and procedures is important, material, and confidential and gravely affects the successful conduct of the Company’s and OCC’s business. In Employee’s performance of his or her duties for the Company, Employee may have access to this information. Accordingly, as a condition of Employee’s continued employment, Employee is willing to enter into this Agreement to protect the Company’s and OCC’s business and other interests.

5. Engagement and Duties. During his or her employment with the Company, Employee agrees to serve the Company on a full-time and exclusive basis, and agrees not to engage in any conduct or venture which is detrimental to the best interests of the Company or which may interfere with Employee’s faithful performance of his or her duties for the Company. Employee agrees to devote all his best efforts to the performance of such duties which are ordinary and customary for the position in which he or she is employed, or such other duties as may be assigned or required of Employee by the Company from time to time. Employee understands and acknowledges that the duties and services he or she performs or provides on behalf of the Company will include, among other things, performance of services for OCC and assisting OCC with its business operations, which currently consist of the manufacture and sale of a broad range of fiber optic and other cables for high bandwidth transmission of data, video and audio communications. Employee further understands and acknowledges that this assistance will require, among other things, travel to and between and performance of services at OCC’s principal place of business in Roanoke, Virginia and such other locations as may be reasonably necessary to the performance of these services or as designated by the CEO of OCC. Employee shall not hold other employment nor engage in any other arrangement or agreement for Employee’s services without the prior written consent of the CEO of OCC. Employee shall comply with all policies, standards and regulations of the Company and of OCC now or hereafter promulgated, and shall perform his or her duties to the best of his or her abilities in accordance with standards of conduct applicable to an employee in a similar position, including fiduciary duties, duties of loyalty and duties with respect to corporate opportunities.

6. Salary. As compensation while employed hereunder, Employee, during his faithful performance of this Agreement shall receive an initial annual base salary of $165,000, payable on such terms and in such installments consistent with the Company’s payroll policies and practices, as amended from time to time. The Company may increase Employee’s base salary during the term of this Agreement. The Company shall withhold state and federal income taxes, social security taxes and such other payroll deductions as may from time to time be required by law or agreed upon in writing by Employee and the Company. The Company shall also withhold and remit to the proper party any amounts agreed to in writing by the Company and Employee for participation in any corporate sponsored benefit plans for which a contribution is required. Except as otherwise expressly set forth herein, no compensation shall be paid pursuant to this Agreement with respect to any calendar month subsequent to any termination of Employee’s employment by the Company.

7. Company Benefit Plans. Employee shall be entitled to participate in or become a participant in any employee health, welfare and benefit plans maintained by the Company for which he or she is or will become eligible.

8. Bonuses and Equity Compensation.

a. Employee will be eligible to participate in a management bonus program, as established from time to time by the Company. Employee shall not be entitled to any bonus if Employee is no longer employed by the Company at the time bonuses otherwise would have been paid.

b. Employee will be eligible to participate in long-term equity incentive grants, as established from time to time, by the Company or its parent company. Grants under such plans are based on the recommendations of the CEO of OCC.

9. Expense Account. The Company shall reimburse Employee for reasonable and customary business expenses incurred in the conduct of the Company’s business, subject to approval by the Employee’s supervisor. Such expenses will include business meals, out-of-town lodging, travel expenses, reasonable professional fees and dues. Employee agrees to timely submit records and receipts of reimbursable items and agrees that the Company can adopt reasonable rules and policies regarding such reimbursement. The Company agrees to make prompt payment to Employee following receipt and verification of such reports.

10. Vacation Time; Paid Time Off (PTO). Employee shall be entitled to receive Paid Time Off (“PTO”), vacation time and other leave in accordance with the Company’s leave policies as may be amended from time to time.

11. Termination and Severance Compensation During the Initial Term. During the Initial Term, either the Company or Employee can terminate the employment relationship as follows:

a. Resignation by Employee During the Initial Term. During the Initial Term, Employee may voluntarily terminate his or her employment with the Company upon ninety (90) days’ prior written notice to the CEO of OCC. In the event Employee’s employment is terminated voluntarily by Employee during the Initial Term, Employee shall thereafter have no right to receive compensation or other benefits (including severance compensation) from the Company, except for earned but unpaid base salary and vacation, and except for continued benefits as required by law.

b. Termination by the Company for Cause During the Initial Term. During the Initial Term, the Company shall have the right to terminate Employee’s employment at any time for Cause, which termination shall be effective immediately. Termination for “Cause” shall include termination for (i) breach of this Agreement by Employee which breach is not cured within five (5) days of receipt by Employee of written notice from the Company specifying the breach; (ii) Employee’s negligence in the performance of his material duties hereunder; (iii) intentional nonperformance or misperformance of such duties, or refusal to abide by or comply with the reasonable directives of those persons to whom Employee is assigned, or the Company’s or OCC’s policies and procedures, which actions continue for a period of at least five (5) days after receipt by Employee of written notice of the need to cure or cease; (iv) Employee’s willful dishonesty, fraud or misconduct with respect to the business or affairs of the Company or OCC, that in the reasonable judgment of the CEO of OCC materially and adversely affects the Company or OCC; (v) Employee’s arrest for, conviction of, or a plea of nolo contendere to, a felony or other crime involving moral turpitude; (vi) Employee’s death; (vii) Employee’s disability (as determined in accordance with the Company’s policies and procedures); or (viii) Employee’s failure to report to work or unexcused absenteeism in violation of the Company’s attendance policies. In the event Employee’s employment is terminated for Cause during the Initial Term, Employee shall thereafter have no right to receive compensation or other benefits (including severance compensation) from the Company, except for earned but unpaid base salary and vacation, and except for continued benefits as required by law.

c. Termination by the Company without Cause During the Initial Term. During the Initial Term, the Company may terminate Employee’s employment without Cause at any time upon written notice to Employee, which termination shall be effective immediately. In the event the Company exercises its right to terminate Employee’s employment without cause during the Initial Term, Employee shall have the right to receive severance compensation equal to Employee’s then current base salary for a period of time that is the greater of: (i) the remainder of the Initial Term; or (ii) three (3) months.

12. Termination or Resignation After Initial Term. After the Initial Term, the Company may terminate the employment relationship at any time for any reason, with or without cause or notice, at the Company’s sole discretion. After the Initial Term, Employee may voluntarily terminate his or her employment with the Company at any time for any reason upon sixty (60) days’ prior written notice to the CEO of OCC. In the event Employee’s employment is terminated by the Company without cause after the Initial Term, Employee shall have the right to receive severance compensation equal to three (3) months of Employee’s then current base salary. In the event employee resigns or is terminated for cause after the Initial Term, Employee shall thereafter have no right to receive compensation or other benefits (including severance compensation) from the Company, except for earned but unpaid base salary and vacation, and except for continued benefits as required by law.

13. Notices. Any and all notices, designations, consents, offers, acceptance or any other communications provided for herein shall be given in writing and shall be deemed properly delivered if delivered in person or by registered or certified mail, return receipt requested, addressed in the case of the Company to the attention of the CEO of OCC, or in the case of Employee to his or her last known address.

14. Confidential Information. As a result of Employee’s employment by the Company, Employee may develop, obtain, learn about or gain access to trade secrets or confidential or proprietary information, which is the property of the Company or OCC, their customers, or others with whom the Company or OCC has a business relationship, including, but not limited to, processes, procedures, methods, techniques, systems, formulas, drawings, photographs, patterns, models, devices, compilations, computer software, source codes or other computer generated or stored information, manuals, reports, customer and vendor lists and data, business opportunities and prospective business opportunities, costing and pricing procedures and information, marketing and business strategies, and internal financial information, all of which gives the Company an opportunity to obtain an advantage over its competitors (“Confidential Information”). Employee pledges his or her best efforts and utmost diligence to protect this Confidential Information. Unless required by the Company in connection with Employee’s employment or with the Company’s express written consent, Employee agrees that he or she will not, either during his or her employment with the Company or afterwards, use or disclose for Employee’s own benefit or for the benefit of any other person or entity, any of this Confidential Information. Employee understands and agrees that this Confidential Information is the exclusive property of the Company or OCC, and his or her obligation not to disclose this Confidential Information applies both during his or her employment with the Company and after his or her employment has ended. Employee further agrees that the Company and OCC would suffer great loss and damage if Employee should, on his or her own behalf or on behalf of any other person or entity, use or disclose any of this Confidential Information.

15. Noncompetition. Employee acknowledges that Employee’s engaging in any business that is competitive with the Company would cause the Company great and irreparable harm. While employed by the Company, Employee shall faithfully devote his or her best efforts to advance the business and interests of the Company and may not engage in any manner in any other business competing with that of the Company. For twelve (12) months after the termination of Employee’s employment with the Company for any reason, whether with or without cause, and whether voluntary or involuntary, Employee shall not, on his or her own behalf or on behalf of any other person or entity, perform duties or provide products or services that are the same as or substantially similar to those performed or provided by Employee on behalf of the Company within any of the territories and markets to which Employee was assigned by the Company or in which Employee had responsibilities or performed work for the Company during the last twelve (12) months of Employee’s employment with the Company. Employee acknowledges that the covenants contained in this paragraph are reasonable and necessary to protect the Company’s legitimate business interests. Any alleged breach by the Company of any other provision of this Agreement is not a defense to enforceability of these covenants.

16. Nonsolicitation. Employee acknowledges that, while employed by the Company, Employee will have contact with and/or become aware of customers of the Company and OCC, and the representatives of those customers, their names and addresses, specific customer needs and requirements, and leads and references to prospective customers. Employee further acknowledges that loss of such customers would cause the Company great and irreparable harm. For twelve (12) months after the termination of Employee’s employment with, the Company for any reason, whether with or without cause, and whether voluntary or involuntary, Employee shall not, on his or her own behalf or on behalf of any other person or entity, solicit, call upon or otherwise communicate with, or attempt to solicit, call upon or otherwise communicate with, any customer of the Company or OCC, with which Employee had business contact or business dealings or for which Employee had responsibilities or performed work on behalf of the Company during the last twelve (12) months of Employee’s employment with the Company, for the purpose of securing business that is the same as or substantially similar to that of the Company or OCC. Employee acknowledges that the covenants contained in this paragraph are reasonable and necessary to protect the Company’s legitimate business interests. Any alleged breach by the Company of any other provision of this Agreement is not a defense to enforceability of these covenants.

17. No-Hire. For three (3) years after the termination of Employee’s employment with the Company for any reason, whether with or without cause, and whether voluntary or involuntary, Employee shall not, on his or her own behalf or on behalf of any other person or entity, recruit, hire or attempt to recruit or hire, any employee or representative of the Company or OCC, or induce, or attempt to induce, any employee or representative of the Company or OCC, to terminate his or her employment with the Company or OCC. Employee acknowledges that the covenants contained in this paragraph are reasonable and necessary to protect the Company’s legitimate business interests. Any alleged breach by the Company of any other provision of this Agreement is not a defense to enforceability of these covenants.

18. Ownership of Intellectual Property. Any and all inventions, discoveries, improvements, or creations (“Intellectual Property”) that Employee has conceived or made or may conceive or make during the period of employment that in any way, directly or indirectly, are connected with or related to the Company or OCC, and/or their businesses, shall be the sole and exclusive property of the Company and/or OCC. All works created by Employee under the direction of the Company or OCC, or in connection with the business of the Company or OCC, for which copyrights, trademarks or patents may be sought are “works made for hire” and will be the sole and exclusive property of the Company and/or OCC. Any and all copyrights, trademarks or patents to such works, whether actually sought and/or applied for or not, will belong to the Company and/or OCC, and Employee shall execute all documents that may be necessary to convey or assign any such rights that Employee may have in such intellectual property to the Company, and/or OCC or that otherwise may be necessary to enable the Company and/or OCC to seek such protection for such Intellectual Property. To the extent any such works are not deemed to be “works made for hire,” Employee hereby assigns all proprietary rights, including, but not limited to, copyrights, trademarks and patents, in such works to the Company and/or OCC, and appoints the CEO of OCC, as his or her attorney-in-fact with the power to execute any document necessary to legally effect such assignments. Employee further agrees to execute any and all additional powers of attorney, declarations, or other documents that may be necessary to accomplish the foregoing.

19. Court’s Right To Modify Restrictions. The parties have attempted to limit Employee’s right to compete only to the extent necessary to protect the Company in its legitimate business interests and from unfair competition. If the scope or enforceability of this Agreement is in any way disputed at any time, the Company and Employee agree that a court or other trier of fact may modify and enforce the Agreement to the extent it believes to be reasonable under the circumstances.

20. Enforcement. Employee acknowledges that, in the event of a breach or threatened breach of any of the covenants and promises contained herein, the Company will suffer irreparable injury for which there is no adequate remedy at law. Employee therefore agrees that the Company will be entitled to both preliminary and permanent injunctive relief from the courts enjoining any such breach or threatened breach without the necessity of posting a bond to secure injunctive relief. The Company shall have the right to seek a remedy at law as well as, or in lieu of, equitable relief in the event of any such breach. If it is determined that Employee has violated any of his or her obligations under Section 15, 16, or 17 of this Agreement, then the period applicable to each obligation that Employee has been determined to have violated automatically will be extended by a period of time equal in length to the period during which such violation(s) occurred. If a court concludes that Employee has breached this Agreement, in addition to all other remedies available at law or in equity, Employee shall pay all of the Company’s costs and expenses resulting therefrom and/or incurred in enforcing this Agreement, including attorneys’ fees.

21. Severability. If any provision in this Agreement is determined to be in violation of any law, rule or regulation or otherwise unenforceable, such determination will not affect the validity of any other provision of this Agreement, which will remain in full force and effect. Each section, provision, paragraph and subparagraph of this Agreement is severable from every other section, provision, paragraph and subparagraph and constitutes a separate and distinct covenant.

22. Governing Law; Venue. The parties agree that this Agreement is entered into in the State of North Carolina and that the rights and obligations of all parties to this Agreement shall be governed by the laws of North Carolina, without regard to its choice of law provisions. Employee agrees that the exclusive venue for any lawsuit, whether for an injunction, specific performance, damages or other relief, shall be any federal court in the Western District of North Carolina, or Buncombe County Superior Court, and Employee waives any objections to jurisdiction and venue which Employee otherwise may have as to any such lawsuit.

23. Survival. Employee’s obligations hereunder are continuing obligations and will survive both the execution of this Agreement, the expiration of the Initial Term and the ending of his or her employment.

24. Assignability. This Agreement may be assigned by the Company without prior notice to Employee and without payment of any additional consideration to Employee. Employee further understands and agrees that the duties and obligations of Employee hereunder are of a personal nature and may not be assigned in whole or in part by Employee.

25. Case and Gender. Wherever required by the context of this Agreement, the singular or plural case and the masculine, feminine and neuter genders shall be interchangeable.

26. Captions. The captions used in this Agreement are intended for descriptive and reference purposes only and are not intended to affect the meaning of any Section hereunder.

27. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to its subject matter. It supersedes any prior agreement or understanding between them, and it may not be modified or amended except by a writing executed by both parties. No waiver of any provision of this Agreement shall be valid unless in writing signed by the person or party to be charged. Except as otherwise provided in this Agreement, the CEO of OCC is the only person with authority to act on behalf of the Company with respect to such matters under this Agreement.

28. Counterpart/PDF/Facsimile Execution. This Agreement may be executed in counterparts by Employee and the Company, which when taken together shall constitute the complete original Agreement and shall be fully enforceable, and a facsimile signature or electronically transmitted PDF image of a signature shall be deemed an original signature for purposes of executing this Agreement.

29. Acknowledgement. Employee acknowledges that he or she fully understands all the terms, conditions, and provisions set forth in this Agreement particularly including, but not limited to, the Confidential Information, Noncompetition, Nonsolicitation and No-Hire provisions contained herein. Employee acknowledges that he or she has been given an opportunity to review and consider this Agreement, and to seek the advice of his or her legal counsel, before signing this Agreement, that the Agreement appears to be a fair and reasonable basis for employment by the Company, that Employee has received a copy of this Agreement for his or her files, and that Employee intends to abide by the Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year written below.

EMPLOYEE:

Date:	May 30, 2008	Signature:	/s/ William R. Reynolds
		Printed Name:	William R. Reynolds

SUPERIOR MODULAR PRODUCTS INCORPORATED:

Date:	May 30, 2008	By:	/s/ Neil D. Wilkin, Jr.
		Name:	Neil D. Wilkin, Jr.
		Title:	Chairman & CEO